Exhibit 20.2
Page 1 of 3

Navistar Financial 1994-A Owner Trust
For the Month of October 1995
Distribution Date of November 15, 1995

Original Pool Amount                  $280,021,471.35

Beginning Pool Balance                $140,310,679.08
Beginning Pool Factor                       0.5010711

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $7,196,371.68
  Interest Collected                    $1,042,365.74

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $178,798.39
Total Additional Deposits                 $178,798.39

Repos/Chargeoffs                           $45,053.94
Aggregate Number of Notes Charged Off              19

Total Available Funds                   $8,341,021.52

Ending Pool Balance                   $133,145,767.75
Ending Pool Factor                          0.4754841

Servicing Fee                             $116,925.57

Repayment of Servicer Advances             $76,514.29

Reserve Account:
  Beginning Balance                     $9,162,485.75
  Target Percentage                              6.50%
  Target Balance                        $8,654,474.90
  Minimum Balance                       $5,600,429.43
  (Release)/Deposit                      $(508,010.85)
  Ending Balance                        $8,654,474.90

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           1,078,527.66      885
    31-60 days                             180,924.99      150
    60+ days                                24,882.03       17

    Total                                1,284,334.68      889

  Balances:
    60+ days                               376,802.23       17

Memo Item - Reserve Account

  Prior Month                           $9,120,194.14
  + Invest. Income                          42,291.61
  - Withdrawal                                   0.00
    Beginning Balance                   $9,162,485.75

Exhibit 20.2
Page 2 of 3

Navistar Financial 1994-A Owner Trust
For the Month of October 1995

                                                              NOTES
                                                    CLASS A-1
                                     TOTAL       (MONEY MARKET) CLASS A-2       CERTIFICATES
Original
 Pool Amount Dist.:             $280,021,471.35 $89,606,000.00$180,614,000.00  $9,801,471.35
 Distribution Percentages                              100.00%         95.50%          4.50%
 Turbo Percentages                                     100.00%          0.00%          0.00%
 Coupon                                                 4.531%         5.930%         6.260%

Beginning Pool Balance          $140,310,679.08
Ending Pool Balance             $133,145,767.75
Collected Principal               $7,119,857.39
Collected Interest                $1,042,365.74
Charge-Offs                          $45,053.94
Servicing                           $178,798.39
Liquidation Proceeds/Recoveries     $116,925.57
Cash Transfer from Reserve Account        $0.00
  Total Collections Available
    for Debt Service              $8,224,095.95

Beginning Balance               $134,495,403.35          $0.00$127,210,335.06  $7,285,068.29

Interest Due                        $666,634.84          $0.00    $628,631.07     $38,003.77
Interest Paid                       $666,634.84          $0.00    $628,631.07     $38,003.77
Principal Due                     $7,164,911.33          $0.00  $6,842,490.32    $322,421.01
Principal Paid                    $7,164,911.33          $0.00  $6,842,490.32    $322,421.01
Turbo Principal                           $0.00          $0.00          $0.00          $0.00

Ending Balance                  $127,330,492.02          $0.00$120,367,844.74  $6,962,647.28
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                           0.6664369580   0.7103675593

Total Distributions               $7,831,546.17          $0.00  $7,471,121.39    $360,424.78

Interest Shortfall                        $0.00          $0.00          $0.00          $0.00
Principal Shortfall                       $0.00          $0.00          $0.00          $0.00
 Total Shortfall (required from Reserve)  $0.00          $0.00          $0.00          $0.00

Excess Servicing                    $392,549.78

Beginning Reserve Account Balance $9,162,485.75
(Release)/Draw                     $(508,010.85)
Ending Reserve Account Balance    $8,654,474.90

Memo Item - Advances:
 Servicer Advances - Current Month  $(76,514.29)
 Total Outstanding Servicer Advances$2,878,252.24

Exhibit 20.2
Page 3 of 3

Navistar Financial 1994-A Owner Trust
For the Month of October 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                  5              4              3              2             1
                               Jun 1995       Jul 1995       Aug 1995       Sep 1995      Oct 1995
Beg. Pool Balance        $168,810,661.60$160,120,763.05$153,316,237.82$147,253,866.60$140,310,679.08

A) Loss Trigger:
Principal of Contracts
  Charged off                 $82,845.14     $25,779.12    $153,645.61    $348,739.12     $45,053.94
Recoveries                   $163,176.89    $146,959.92     $95,841.65    $121,509.40    $178,798.39

Total Charged off
  (Months 5,4,3)             $262,269.87
Total Recoveries
  (Months 3,2,1)              396,149.44
Net Loss/(Recoveries)
  for 3 Mos.                $(133,879.57)(a)

Total Balance
  (Months 5,4,3)         $482,247,662.47 (b)

Loss Ratio [(a/b)(12)]          (0.3331)%

Trigger:
  Is Ratio> 1.5%                    No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                               $917,978.42    $543,026.32    $376,802.23
  As % of Beginning
    Pool Balance                                              0.59875%       0.36877%       0.26855%
  Three Month Average                                         0.31036%       0.38135%       0.41202%

Trigger:
  Is Average> 2.0%                  No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer